Exhibit (m)(4)

SCHEDULE “A”

DISTRIBUTION AND SERVICES PLAN (12b-1)

OF ASTON FUNDS

Below are listed to the Trust’s separate series of shares under which this Distribution and Services Plan is to be performed as of the date hereof.

ASTON FUNDS

Aston Value Fund – Class N Shares

Aston/Veredus Select Growth Fund– Class N Shares

Aston/Fortis Real Estate Fund– Class N Shares

Aston/River Road Dividend All Cap Value Fund – Class N Shares

Aston/River Road Small Cap Value Fund – Class N Shares

Aston/River Road Select Value Fund – Class N Shares

Aston/Montag & Caldwell Mid Cap Growth Fund – Class N Shares

Aston/Cardinal Mid Cap Value Fund – Class N Shares

Aston Dynamic Allocation Fund – Class N Shares

Aston/M.D. Sass Enhanced Equity Fund – Class N Shares

Aston/New Century Absolute Return ETF Fund – Class N Shares

Aston/Neptune International Fund – Class N Shares

Aston/Lake Partners LASSO Alternatives Fund – Class N Shares

Aston/Barings International Fund – Class N Shares

Aston/Fasciano Small Cap Fund – Class N Shares

Aston/Herndon Large Cap Value Fund – Class N Shares

Aston/Singer Macro Allocation Fund – Class N Shares

Aston/Crosswind Small Cap Growth Fund – Class N Shares

Aston/River Road Independent Value Fund – Class N Shares

Aston/River Road Long-Short Fund – Class N Shares

This Schedule “A” may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and, if required, by vote of a majority of the outstanding shares of beneficial interest affected.

As of June 21, 2001

As amended: December 20, 2001

As amended: March 21, 2002

As amended: December 19, 2002

As amended: February 17, 2003

Approved: December 18, 2003

As amended: December 16, 2004

As amended: June 16, 2005

As amended: September 21, 2006

As amended: November 30, 2006

As amended: February 19, 2007

As amended: June 21, 2007

As amended: September 20, 2007

As amended: December 20, 2007

As amended: February 18, 2008

As amended: March 20, 2008

As amended: December 17, 2009

As amended: March 18, 2010

As amended: June 24, 2010

As amended: September 17, 2010\

As amended: December 16, 2010

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